Exhibit 99.1

June 2, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Present at
Wells Fargo “Kick the Tires” Fixed-Income Conference

TULSA, Okla. – June 2, 2014 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will present at the Wells Fargo “Kick the Tires” Fixed-Income Conference on Tuesday, June 3, 2014, in Houston, Texas.

Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will present at the conference.

The presentation will be posted on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of May 16, 2014, owns 38.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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